EXHIBIT 10.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, is entered into as of December 7, 2021 (this “Amendment”), by and among SigmaTron International, Inc., a Delaware corporation (“SigmaTron”), Remy Pom, Inc., a Delaware corporation (“Merger Sub”), Wagz, Inc., a Delaware corporation (the “Seller”), Terry B. Anderton, not individually but solely in his capacity as the representative, agent and attorney-in-fact of the Stockholders (“Representative”), and Terry B. Anderton, individually solely for purposes of Section 7.02 (“Anderton”). SigmaTron, Merger Sub, Seller, Representative and Anderton are herein referred to individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of July 19, 2021 (the “Merger Agreement”); and

WHEREAS, the Parties desire to amend the Merger Agreement in certain respects as provided herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.                  Amendments.

a.	The first sentence of Section 1.06 of the Merger Agreement is amended to read in its entirety as follows:

“Each of the Parties shall take all necessary action to cause the (a) director of Merger Sub immediately prior to the Effective Time (consisting of Gary R. Fairhead) to be the director of the Surviving Corporation from and after the Effective Time, until his successor is duly elected or appointed in accordance with applicable Law or his earlier resignation or removal, and (b) officers of the Merger Sub immediately prior to the Effective Time (consisting of Gary R. Fairhead, as Chairman of the Board and Chief Executive Officer, and James J. Reiman, as Chief Financial Officer, Vice President Finance, Secretary and Treasurer) to be the officers of the Surviving Corporation from and after the Effective Time, until their successors are duly elected or appointed in accordance with applicable Law or their earlier resignation or removal.”

b.	Subsection (a) of Section 2.01 of the Merger Agreement is amended to read in its entirety as follows:

“(a) on December 31, 2021 or such other date as is mutually agreed in writing by the Parties, or”

c.	Section 2.02(a)(iv) of the Merger Agreement is amended to read in its entirety as follows:

“At least three Business Days before the Closing, the Seller shall prepare and deliver to SigmaTron a spreadsheet (the “Consideration Spreadsheet”), certified by the President of the Seller, which shall set forth, as of the Closing Date and immediately prior to the Effective Time, the following: (i) the names and addresses of all Stockholders and the number of shares of Seller Common Stock held by such Persons; (ii) the names and address of all holders of Warrants to purchase Seller Common Stock (“Warrantholders”) and the number of shares of Seller Common Stock subject to such Warrants (after giving effect to those certain Amended and Restated Warrant Cancellation Agreements entered into between the Seller and each of the Warrantholders); and (ii) calculations of the number of shares of SigmaTron Shares issuable to each Stockholder and Warrantholder as of the Effective Time based on the Exchange Ratio (after giving effect to those certain Amended and Restated Warrant Cancellation Agreements entered into between the Seller and each of the Warrantholders).”

d.	Section 3.05(d) of the Merger Agreement is amended to read in its entirety as follows:

“The number of SigmaTron Shares being issued to the Wagz Stockholders (excluding, for the avoidance of doubt, SigmaTron) is approximately 85% of 1,819,519, or 1,546,592 (the difference, or 272,927, shares of SigmaTron Common Stock are referred to as the “Discount Shares”). The exchange ratio will be equal to said number of SigmaTron Shares divided into 36,719,668 shares of the Seller Common Stock issued and outstanding as of the Closing Date and immediately prior to the Effective Time, after giving effect to the conversion of all Seller Preferred Stock and Seller convertible notes (excluding the Converted Stock) and the exercise or cancellation of all Seller options and warrants then outstanding into Seller Common Stock in accordance with Section 5.17(b) and the calculation attached to the Amendment as Schedule 1, all such shares of Seller Common Stock will be accurately reflected in the Consideration Spreadsheet delivered to SigmaTron in accordance with Section 2.02(a)(iv).”

e.	Section 5.07 of the Merger Agreement is amended to read in its entirety as follows:

“Securities Representations. To the extent that any Stockholder does not sign a Letter of Transmittal containing such investment representations and warranties that SigmaTron reasonably requests to enable SigmaTron, in its discretion, to comply with applicable securities Laws, SigmaTron shall have the option, but not the obligation, with respect to one or more of such Stockholders, to pay, in cash, the value of the Merger Consideration otherwise due to any such Stockholder so long as the aggregate of all such cash payments does not exceed 20% of the value of the aggregate Merger Consideration payable to all Stockholders.”

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f.	The first sentence of Section 5.15 of the Merger Agreement is amended to read in its entirety as follows:

“Termination of PEO. Seller and SigmaTron will mutually agree on the effective date and other terms relating to the termination of the Contract and powers of attorney with TriNet HR III, Inc.”

g.	Section 5.17(a) of the Merger Agreement is amended to read in its entirety as follows:

“In connection with the Merger, SigmaTron will cause (i) the Convertible Note and the 600,000 shares of Seller Common Stock now owned by SigmaTron to convert into 624,351 shares of SigmaTron Common Stock (the “Converted Stock”) using the exchange ratio of 20.1810 (see Schedule 1 to the Amendment), and (ii) retire as treasury stock the Converted Stock and the Discount Shares.”

h.	Section 6.03(g) of the Merger Agreement is amended to read in its entirety as follows:

“SigmaTron shall have received a fairness opinion from a reputable firm selected by SigmaTron to the effect that, as of December 7, 2021 and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of SigmaTron Common Stock, and, as of the Closing Date, such opinion has not been withdrawn, revoked, or modified.”

i.	The following definition in Section 11.01 of the Merger Agreement is amended to read in its entirety as follows:

“Convertible Note” means collectively, all convertible secured promissory notes issued by Seller to SigmaTron, including the Convertible Secured Promissory Note dated May 29, 2020, the Convertible Secured Promissory Note dated January 27, 2021, and the Convertible Secured Promissory Note dated April 30, 2021, the Convertible Secured Promissory Note dated July 31, 2021, the Convertible Secured Promissory Note dated October 31, 2021 and any additional convertible secured promissory notes issued by Seller to SigmaTron, each as amended, renewed or otherwise modified, the principal and interest of which are capped at $12,000,000.”

2.                  Closing Conditions. The Parties acknowledge and agree that the closing conditions described in Sections 6.01(b), 6.03(h), 6.03(i) and 6.03(j) of the Merger Agreement have been satisfied.

3.                  Non-Convertible Debt. The Parties agree that any principal or interest that Seller owes to SigmaTron that exceeds $12,000,000 will be subject to one or more non-convertible secured promissory notes, on the same terms as provided in the Secured Promissory Note issued by Seller to SigmaTron dated October 31, 2021.

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4.                  Miscellaneous. Except as expressly set forth above, all of the terms and conditions of the Merger Agreement shall remain in effect without modification and the Parties reserve all other rights thereunder. This Amendment may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means, including as a pdf attachment to an email, shall be effective as delivery of a manually executed counterpart of this Amendment.

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In Witness Whereof, this Amendment has been signed by or on behalf of each of the Parties as of the day first written above.

SIGMATRON:
SIGMATRON INTERNATIONAL, INC.

By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: Chief Executive Officer

MERGER SUB:
REMY POM, INC.

By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: President

SELLER:
WAGZ, INC.

By:	/s/ Terry B. Anderton
Name: Terry B. Anderton
Title: President

REPRESENTATIVE:
/s/ Terry B. Anderton
Terry B. Anderton

TERRY B. ANDERTON, solely for purposes of Section 7.02:
/s/ Terry B. Anderton
Terry B. Anderton

[Signature Page to First Amendment to Agreement and Plan of Merger]